Exhibit 99.1

[ANDREW CORPORATION LOGO]	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 JNT

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

Please mark vote in box in the following manner using dark ink only.	☒	OR	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors Recommends a Vote "FOR" the following proposals.

Issues	For	Against	Abstain

1. To approve the issuance of shares of Andrew Common Stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger of Allen Telecom, Inc. with and into Adirondacks, LLC, a wholly owned subsidiary of Andrew, as contemplated by the Agreement and Plan of Merger among Andrew, Adirondacks and Allen.	☐	☐	☐
2. To amend the certificate of incorporation of Andrew Corporation to authorize the creation of a Series 7.75% Convertible Preferred Stock.	☐	☐	☐
3. To amend the certificate of incorporation of Andrew Corporation to increase the maximum size of the Andrew board of directors from 11 to 13.	☐	☐	☐

4. To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposals.	☐	☐	☐
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided below. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature	Signature	Date

/ /

PROXY	Andrew Corporation	PROXY
Proxy Solicited on Behalf of the Board of Directors

The undersigned Stockholder of ANDREW CORPORATION appoints Ralph E. Faison and James F. Patelle, or either of them, proxies, with full power of substitution, to vote at the Special Meeting of Stockholders of the company to be held at Andrew Corporation's corporate offices at 10500 West 153rd Street, Orland Park, Illinois 60462 at 10:00 A.M., local time, July 15, 2003 and any adjournment or adjournments or postponement or postponements thereof, the shares of Common Stock of ANDREW CORPORATION which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT, UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Please sign and date this card on the reverse side.)

Dear Stockholder:

Below are instructions on how to vote your shares for the proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you marked your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters,

Andrew Corporation

Internet and Telephone Voting Instructions

Now you can vote by telephone OR Internet! Quick! Easy! Immediate! Available 24 Hours a day! 7 days a week!

ANDREW CORPORATION encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE USING THE TELEPHONE (within the U.S. and Canada ONLY)		TO VOTE USING THE INTERNET
•	Call toll free 1-866-222-5703 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: (WWW.COMPUTERSHARE.COM/US/PROXY)
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.	•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple recorded instructions.	If you vote by telephone or the Internet, DO NOT mail back this proxy card.
Option 1:	To vote as the Board of Directors recommends on ALL proposals, Press 1.
Option 1:	When asked, please confirm your vote by pressing 1.
Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or Internet, DO NOT mail back the proxy card. Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on July 14, 2003.

THANK YOU FOR VOTING.